UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2005 (March 21, 2005)

HEALTHSOUTH Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

One HEALTHSOUTH Parkway, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement.

On March 21, 2005, HEALTHSOUTH Corporation (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference, announcing that it had entered into an amended and restated credit agreement (the “Restated Credit Agreement”) with a consortium of financial institutions (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (“JPMorgan”), Wachovia Bank, National Association (“Wachovia”), as Syndication Agent, and Deutsche Bank Trust Company Americas, as Documentation Agent. The Restated Credit Agreement amends and restates the Credit Agreement dated as of June 14, 2002, as amended on August 20, 2002 (the “Original Credit Agreement”), among the Company, the lenders from time to time party thereto, JPMorgan, as Administrative Agent, Wachovia, as Syndication Agent, UBS Warburg LLC, as Co-documentation Agent, ScotiaBanc, Inc., as Co-documentation Agent, Deutsche Bank AG, New York Branch, as Co-documentation Agent, and Bank of America, N.A., as Senior Managing Agent.

Pursuant to the Restated Credit Agreement, the Lenders converted $315 million in aggregate principal amount of the loans outstanding under the Original Credit Agreement into a senior secured term facility which, will mature on June 14, 2007 (the “Term Loans”). Such maturity date for the Term Loans, however, will automatically be extended to March 21, 2010 in the event that (1) such extension becomes permitted under the Company’s Senior Subordinated Credit Agreement (as defined in the Restated Credit Agreement) or (2) such Senior Subordinated Credit Agreement ceases to be in effect. No portion of the Term Loans that are repaid may be reborrowed. The Term Loans amortize in quarterly installments, commencing with the quarter ending on September 30, 2005, equal to 0.25% of the original principal amount thereof, with the balance payable upon the final maturity. Until the Company has obtained ratings from Moody’s and S&P, the Term Loans bear interest, at the Company’s option, at a rate of (1) LIBOR (adjusted for statutory reserve requirements) plus 2.50% or (2) 1.50% plus the higher of (x) the Federal Funds Rate plus 0.50% and (y) JPMorgan’s prime rate. After the Company has obtained such ratings, the Term Loans will bear interest, at the Company’s option, (1) at a rate of LIBOR (adjusted for statutory reserve requirements) plus a spread ranging from 2.00% to 2.50%, depending on the Company’s ratings with such institutions or (2) at a rate of a spread ranging from 1.00% to 1.50%, depending on the Company’s ratings with such institutions, plus the higher of (x) the Federal Funds Rate plus 0.50% and (y) JPMorgan’s prime rate.

In addition, the Restated Credit Agreement makes available to the Company a new senior secured revolving credit facility in an aggregate principal amount of $250 million (the “Revolving Facility”) and a new senior secured revolving letter of credit facility in an aggregate principal amount of $150 million (the “LC Facility”). The commitments under the Revolving Facility and the LC Facility expire, and all borrowings under such facilities mature, on March 21, 2010.

Until the Company files audited financial statements with the SEC for the fiscal year ended December 31, 2004, the Revolving Facility will accrue interest at the Company’s option, at a rate of (1) LIBOR (adjusted for statutory reserve requirements) plus 2.75% or (2) 1.75% plus the higher of (x) the Federal Funds Rate plus 0.50% and (y) JPMorgan’s prime rate. After the Company files audited financial statements with the SEC for the fiscal year ended December 31, 2004, the interest rates and commitment fees on the Revolving Facility will be determined based upon the Company’s ratio of (1) consolidated total indebtedness minus the amount by which the unrestricted cash and cash equivalents on such date exceed $50 million to (2) adjusted consolidated EBITDA of the Company for the period of four consecutive fiscal quarters ending on or most recently prior to such date (the “Net Leverage Ratio”). During such period, the Revolving Facility will bear interest, at the Company’s option, (1) at a rate of LIBOR (adjusted for statutory reserve requirements) plus a spread ranging from 1.75% to 2.75%, depending on the Net Leverage Ratio or (2) at a rate of a spread ranging from 0.75% to 1.75%, depending on the Net Leverage Ratio, plus the higher of (x) the Federal Funds Rate plus 0.50% and (y) JPMorgan’s prime rate.

Until the Company files audited financial statements with the SEC for the fiscal year ended December 31, 2004, the Company is subject to commitment fees of 0.75% per annum on the daily amount of the unutilized commitments under the Revolving Facility and the LC Facility. After such filing, the commitment fees will range between 0.50% and 0.75%, depending on the Net Leverage Ratio.

A letter of credit participation fee will be payable to the Lenders under the LC Facility with respect to a particular commitment under the LC Facility on the aggregate face amount of the commitment outstanding thereunder upon the later of the termination of the particular commitment under the LC Facility and the date on which the Lenders letters of credit exposure for such commitment cease, in an amount at any time equal to the LIBOR interest rate spread applicable at such time to loans outstanding under the Revolving Facility. In addition, the Company shall pay, for its own account, (1) a fronting fee of 0.25% per annum on the aggregate face amount of the letters of credit outstanding under the LC Facility upon the later of the termination of the commitments under the LC Facility and the date on which the Lenders letters of credit exposure for such commitment cease, and (2) customary issuance and administration fees relating to the letters of credit.

The proceeds of the loans under the Revolving Facility will be used for general corporate purposes and the letters of credit under the LC Facility will be used in the ordinary course of business to secure workers’ compensation and other insurance coverages and for general corporate purposes.

Pursuant to a Collateral and Guarantee Agreement (the “Collateral and Guarantee Agreement”), dated as of March 21, 2005, between the Company and JPMorgan, the Company’s obligations under the Restated Credit Agreement are secured (1) by substantially all of the assets of the Company and (2) from and after the date on which the Restrictive Indentures (as defined in the Restated Credit Agreement) and the Senior Subordinated Credit Agreement permit the obligations (or an amount thereof) to be guaranteed by or secured by the assets of certain existing and subsequently acquired or organized material subsidiaries of the Company by substantially all of the assets of such subsidiaries.

The Restated Credit Agreement contains customary representations, warranties affirmative and negative covenants, default and acceleration provisions.

The foregoing descriptions of the Restated Credit Agreement and the Collateral and Guarantee Agreement are qualified in their entirety to such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ Gregory L. Doody

Name:	Gregory L. Doody
Title:	Executive Vice President, General Counsel and Secretary

Dated: March 22, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement dated as of March 21, 2005, among HEALTHSOUTH Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent, Deutsche Bank Trust Company Americas, as Documentation Agent, Deutsche Bank Securities Inc., as Arranger and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC as Co-Lead Arrangers and Bookrunners.

10.2	Collateral and Guarantee Agreement, dated as of March 21, 2005, between HEALTHSOUTH Corporation and JPMorgan Chase Bank, N.A., as Collateral Agent.

99	Press release of HEALTHSOUTH Corporation dated March 21, 2005.